UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2017 (June 26, 2017)

SITO MOBILE, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-37535	13-4122844
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Newport Corporate Center, 100 Town Square Place, Suite 204, Jersey City, NJ	07301
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code: (201) 275-0555

(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chief Executive Officer, Chief Financial Officer and Chief Operating Officer

On June 26, 2017, the Board of Directors of SITO Mobile, Ltd. (the “Company”) appointed Thomas J. Pallack as the Chief Executive Officer of the Company, Mark Del Priore as the Chief Financial Officer and Secretary of the Company and William Seagrave as the Chief Operating Officer of the Company.

Mr. Pallack, age 62, has been the Interim Chief Executive Officer of the Company since June 5, 2017. From 2005 until joining the Company, Mr. Pallack served as Chief Executive Officer and Head of Sales of SBV Solutions –Strategic Business Velocity, a software sales company that he co-founded. Mr. Pallack’s background encompasses more than 30 years of sales, sales operations, financial and business development experience with a number of global technology software companies, including Oracle Corporation, Ariba, Inc. (now named SAP Ariba), Consilium and NCA Corp.

Mr. Del Priore, age 39, has been the Interim Chief Financial Officer of the Company since June 5, 2017. From November 2014 until joining the Company, Mr. Del Priore served as Chief Financial Officer of Go Green Global Technologies Corp, a water and fuel technology licensing, marketing, manufacturing and development company, where he has also served as a director since May 2013. From 1999 to 2013, Mr. Del Priore served as a Principal at W.R. Huff Asset Management Co., L.L.C., an employee-owned investment manager, where he evaluated and oversaw a number of W.R. Huff’s public and private investments, including a substantial portfolio of technology, telecommunications and media companies.

Mr. Seagrave, age 62, has been the Managing Partner of LHF Healthcare, a privately-held medical analytics technology company, since January of 2013. From 2011 to 2014, Mr. Seagrave was a partner at Strategic Business Velocity Solutions, a privately-held technology company, which provided revenue acceleration services for sales, marketing and business development functions to social media and analytics customers. From 2006 to 2011, Mr. Seagrave was a Senior Director with Cisco Systems, where he managed strategy and global product launches related to the Internet of Things. Prior to that, Mr. Seagrave was a Vice President in Application Sales at Oracle and a founding member of Oracle’s Applications team.

The Company intends to agree upon compensation and enter into employment agreements with each of Mr. Pallack, Mr. Del Priore and Mr. Seagrave. As of the date hereof, there are no other material plans, contracts or arrangements relating to the compensation of Mr. Pallack, Mr. Del Priore or Mr. Seagrave as officers of the Company. There is no arrangement or understanding between Mr. Pallack, Mr. Del Priore or Mr. Seagrave and any other person pursuant to which any of them was selected as an officer of the Company. There are no family relationships between Mr. Pallack, Mr. Del Priore or Mr. Seagrave and any director or executive officer of the Company, and none of Mr. Pallack, Mr. Del Priore or Mr. Seagrave is party to a related party transaction within the meaning of Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On June 30, 2017, the Company issued a press release to announce the appointment of Messrs. Pallack, Del Priore and Seagrave as executive officers of the Company. The full text of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number

99.1	Press Release dated June 30, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SITO MOBILE, LTD.
(Registrant)

Date: June 30, 2017	/s/ Thomas J. Pallack
Name: Thomas J. Pallack
Title: Chief Executive Officer

Exhibit Index

Exhibit Number

99.1	Press Release dated June 30, 2017